                              EXCO RESOURCES, INC.


                                    EXHIBIT A

SUBSIDIARY ACQUIRING SECURITIES                                CLASSIFICATION
-------------------------------                                --------------
Fleet National Bank                                            Bank
Fleet Investment Advisors, Inc.                                Bank